================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 10549

                              --------------------

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

--------------------------------------------------------------------------------


     Filed by the Registrant                    [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ]    Preliminary Proxy Statement
     [ ]    Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
     [X]    Definitive Proxy Statement
     [ ]    Definitive Additional Materials
     [ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            ACRES GAMING INCORPORATED
   ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

   ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


================================================================================

                           ACRES GAMING INCORPORATED
                          7115 AMIGO STREET, SUITE 150
                            LAS VEGAS, NEVADA 89119

                                JANUARY 15, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Acres Gaming Incorporated (the "Company").

        Place: Company Headquarters
               7115 Amigo, Suite 150
               Las Vegas, Nevada 89119

        Date: Wednesday, February 21, 2001

        Time: 3:00 p.m. local time

     The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company.

     The principal business to be transacted at the Annual Meeting will be election of directors and ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001. The Board of Directors recommends that stockholders vote for election of the nominated directors and ratification of Arthur Andersen LLP as the Company's independent public accountants.

     We know that many of our stockholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                 Sincerely,

                                 Reed M. Alewel
                                 Senior Vice President, Chief Financial Officer, Secretary and Treasurer

                                   IMPORTANT

     A proxy card is enclosed herewith. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED

                           ACRES GAMING INCORPORATED

                                   ---------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 21, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Acres Gaming Incorporated, a Nevada corporation (the "Company"), will be held on Wednesday, February 21, 2001 at 3:00 p.m. local time, at Company Headquarters, 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119 for the following purposes:

          1. To elect five (5) directors to the Company's Board of Directors.

          2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 2001.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on December 29, 2000, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.

                               By Order of the Board of Directors

                               Reed M. Alewel
                               Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Las Vegas, Nevada
January 15, 2001

                           ACRES GAMING INCORPORATED
                          7115 AMIGO STREET, SUITE 150
                            LAS VEGAS, NEVADA 89119

                                  ------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, FEBRUARY 21, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is furnished by the Board of Directors of Acres Gaming Incorporated, a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:00 p.m. local time, on Wednesday, February 21, 2001, at Company Headquarters, 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119.

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about January 15, 2001.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of the Company's Common Stock and Series A Convertible Preferred Stock at the close of business December 29, 2000, are entitled to notice of and to vote at the Annual Meeting. On that date, 8,946,981 shares of the Company's Common Stock (the "Outstanding Shares") and 519,481 shares of Series A Convertible Preferred Stock (the "Preferred Stock") were outstanding.

SOLICITATION OF PROXIES

     The cost of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby has been or will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, bank nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

QUORUM AND VOTING

     Each Outstanding Share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the Outstanding Shares, must be present in person or by proxy for the transaction of business. If a quorum is present:

          (i) each nominee for election to the Board of Directors to be voted on by the Outstanding Shares will be elected by a plurality of the votes cast by holders of the Outstanding Shares;

          (ii) the appointment of Arthur Andersen LLP will be ratified if this proposal receives the affirmative vote of a majority of the Outstanding Shares represented at the meeting.

     Abstentions and other non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee. An abstention or other non-vote has the effect of a vote against a proposal. Proxies will be received and tabulated by Wells Fargo Bank Minnesota, N.A., the Company's transfer agent.

REVOCABILITY OF PROXIES

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised. A proxy may be revoked prior to its exercise by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not constitute a revocation of a proxy.

     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted "FOR" (i) election of each of the nominees to the Board of Directors named in this Proxy Statement; and (ii) ratification of the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 2001. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than 15 members. The Board of Directors consists of five members. Members of the Board of Directors are elected for a term of one year or until their successors are elected.

     The Board of Directors has nominated Floyd W. Glisson, Ronald G. Bennett, Robert W. Brown, Roger B. Hammock and David R. Willensky to serve as directors of the Company (the "Common Stock Nominees"). Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of each Common Stock Nominee. If any Common Stock Nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the judgment of the proxy holders.

     International Game Technology ("IGT") is the owner of all of the 519,481 outstanding shares of the Preferred Stock. During fiscal 2000, the Company's sales to IGT amounted to approximately $419,000 or 2 percent of the Company's revenues. So long as there are 130,000 shares of Preferred Stock outstanding, holders of Preferred Stock have the right to elect one director (the "Preferred Stock Director"). IGT has not indicated it plans to nominate a Preferred Stock Director. Holders of the Preferred Stock do not have voting rights with respect to the election of other directors, or on any other matter scheduled to come before the meeting.

     Information about the Common Stock Nominees and other management personnel:

     Floyd W. Glisson, age 53, became Chairman of the Board of Directors in April 2000 and has served as the Chief Executive Officer since July 1998. Mr. Glisson also served as President from July 1998 to April 2000. Mr. Glisson was senior vice president, finance and administration and chief financial officer for ConAgra Grocery Products Company, a unit of ConAgra, Inc., from April 1995 to July 1998. He has been a director of the Company since 1997.

     Ronald G. Bennett, age 54, has been senior vice president and managing director -- human resources of GATX Capital, a leasing company, since January 2000. Mr. Bennett was president of Calavo Growers, a fresh produce and processed foods cooperative in California from 1997 to 1999. He also served as president for Hunt-Wesson Foodservice Company, a subsidiary of ConAgra, Inc., from 1996 to 1997. Prior to 1996, Mr. Bennett was president of Knott's Berry Farm Foods, Inc. He has been a director of the Company since 2000.

     Robert W. Brown, age 45, has been a self-employed consultant as president of Brown Financial Consulting, LLC in Corvallis, Oregon since July 1999. Mr. Brown served as the Company's executive vice president, chief financial officer and treasurer from July 1993 to July 1999. He has been a director of the Company since 2000.

     Roger B. Hammock, age 54, is a self-employed consultant and has been the president of San Pasqual Investors in Pasadena, California since April 1990. He was the founder and chief executive officer of two firms involved in the distribution and sale of technology related items.

     David R. Willensky, age 50, has been the managing director of The Advisory Group, a business strategy consulting firm based in Omaha, Nebraska, since he founded that company in 1998. Mr. Willensky was senior vice president, corporate planning and development for ConAgra, Inc. from 1994 to 1998. He also served as Managing Director of California Strategic Investors, LLC, an acquisition advisory firm, from 1991 to 1994. Prior to 1991, Mr. Willensky was a partner with McKinsey & Company, Inc., a management consulting firm. He has been a director of the Company since 2000.

     Richard J. Schneider, age 43, became President in April 2000 and has served as the Chief Operating Officer since July 1999. Mr. Schneider joined the Company in December 1997 as the Vice President of Game Development and became a Vice President and Chief Operating Officer in July 1999. From September 1995 to December 1997, Mr. Schneider was the vice president of game engineering for Casino Data Systems. Mr. Schneider is also on the Board of Directors of GAMMA, a non-profit industry group.

     Reed M. Alewel, age 36, became Senior Vice President in July 2000, became Secretary in November 1999 and has served as Chief Financial Officer and Treasurer since July 1999. Mr. Alewel joined the Company in October 1996 as Controller and Assistant Secretary. Mr. Alewel was the manager of financial planning and analysis for the American Italian Pasta Company, a food manufacturing company, from May 1992 to October 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

BOARD ACTIONS AND COMPENSATION OF DIRECTORS

     During the fiscal year ended June 30, 2000, the Board of Directors met 9 times. Each director attended a majority of the meetings of the Board of Directors and committees on which he or she served during the time such person was a director.

     Non-employee directors receive an annual fee of $25,000 and $1,000 per board meeting or committee meeting (other than committee meetings held in connection with a board meeting or meetings conducted via conference calls) plus expenses. Non-employee directors also receive options to purchase 7,500 shares of the Company's Common Stock at a price equal to fair market value on the date they are first elected to the board; 25 percent of those options vest immediately; the balance over three years. In addition, non-employee directors are granted options to purchase an additional 2,500 shares of Common Stock at each annual meeting of stockholders after such director has served a full year. Those options vest on the same basis as the initial option grants.

                             MANAGEMENT INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information for each of the fiscal years ended June 30, 2000, 1999 and 1998 regarding compensation accrued or paid to the Company's Chief Executive Officer and each Executive Officer who accrued or was paid compensation in excess of $100,000 in the fiscal year ended June 30, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                          -------------------------    ALL OTHER
              NAME AND PRINCIPAL POSITION                 YEAR    SALARY     BONUS    COMPENSATION
              ---------------------------                 ----   --------   -------   ------------
Floyd W. Glisson........................................  2000   $300,000   $50,000     $  9,539(1)
  Chairman of the Board of Directors                      1999     28,750        --       40,531(1)
  and Chief Executive Officer                             1998        N/A       N/A          N/A
Richard J. Schneider....................................  2000    171,667        --           --
  President and Chief Operating Officer                   1999    131,250        --           --
                                                          1998      1,500        --           --
Reed M. Alewel..........................................  2000    120,000        --       21,658(2)
  Senior Vice President, Chief Financial                  1999     89,947        --        4,375(3)
  Officer, Secretary and Treasurer                        1998     86,198        --       15,000(3)
John F. Acres...........................................  2000     39,018        --      279,556(5)
  Chairman of the Board of Directors(4)                   1999    350,000        --           --
                                                          1998    300,000        --           --

---------------
(1) Mr. Glisson received reimbursement of certain expenses he incurred in conjunction with his relocation to Las Vegas, Nevada.

(2) Mr. Alewel received reimbursement of certain expenses he incurred in conjunction with his relocation to Las Vegas, Nevada.

(3) Mr. Alewel received reimbursement of certain expenses he incurred in conjunction with his relocation to Corvallis, Oregon.

(4) In April 2000, Mr. Acres resigned as Chairman of the Board of Directors. Mr. Acres was the Chief Executive Officer of the Company until July 1998.

(5) Mr. Acres received $38,333 under certain non-compete provisions of his employment agreement and received $241,223 for consulting services provided to the Company.

     The following table sets forth certain information regarding options granted during the fiscal year ended June 30, 2000, to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                 ---------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                               PERCENT OF                                RATES OF STOCK PRICE
                                 NUMBER OF    TOTAL OPTIONS                            APPRECIATION FOR OPTION
                                 SECURITIES    GRANTED TO     EXERCISE                         TERM(4)
                                 UNDERLYING   EMPLOYEES IN      PRICE     EXPIRATION   ------------------------
             NAME                 OPTIONS      FISCAL YEAR    ($/SHARE)    DATE(3)         5%           10%
             ----                ----------   -------------   ---------   ----------   ----------    ----------
Floyd W. Glisson...............   135,000(1)       24%          $1.00      12/8/09      $219,901      $350,155
Richard J. Schneider...........    50,000(2)        9%           1.00      12/8/09        81,445       129,687
Reed M. Alewel.................    50,000(2)        9%           1.00      12/8/09        81,445       129,687

---------------
(1) Options vested upon grant.

(2) 12,500 options vested upon grant and 12,500 vested April 1, 2000. The remaining options vest ratably on April 1, 2001 and 2002.

(3) The options expire ten years from the date of grant.

(4) Future value of current year grants assuming appreciation of 5% and 10% per year over the ten-year option period. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

     There were no exercises of stock options by the Named Executive Officers during the fiscal year ended June 30, 2000. The following table sets forth the number of securities underlying unexercised options and the value of unexercised in-the-money options at fiscal year end.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                       NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-MONEY
                                    UNEXERCISED OPTIONS AT FISCAL YEAR END       OPTIONS AT FISCAL YEAR END
              NAME                        EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE(1)
              ----                 ----------------------------------------   ---------------------------------
Floyd W. Glisson.................        310,500/132,000                             $101,250/$0
Richard J. Schneider.............         45,000/55,000                            $18,750/$18,750
Reed M. Alewel...................         46,600/53,400                            $18,750/$18,750
John F. Acres....................              0/0                                      $0/$0

---------------
(1) The market price of the Company's Common Stock was $1.75 at June 30, 2000.

RETIREMENT SAVINGS PLAN

     The Company maintains a profit sharing and savings plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), which allows employees to contribute up to 15 percent of their pre-tax income to the 401(k) Plan. The 401(k) Plan includes a discretionary matching contribution by the Company and provides that the Company may make an additional discretionary contribution out of profits at the end of any year. The Company has not made any discretionary matching contributions nor any additional discretionary contributions under the 401(k) Plan.

STOCK OPTIONS

     The Acres Gaming Incorporated 1993 Stock Option and Incentive Plan (the "1993 Plan") was adopted by the Board of Directors of the Company and approved by the stockholders in 1993. The 1993 Plan permits the granting of awards to employees and consultants of the Company in the form of stock options and grants of restricted stock. Stock options granted under the 1993 Plan may be "incentive stock options" meeting the requirement of Section 422 of the Code or non-qualified options which do not meet the requirements of Section 422. A total of 1,750,000 shares of the Company's Common Stock has been reserved for issuance pursuant to awards granted under the 1993 Plan. As of November 30, 2000, an aggregate of 1,056,017 shares were subject to outstanding stock options, and 313,833 shares were available for grant. The exercise prices for currently outstanding stock options range from $.94 to $15.00 per share. Options for 380,150 shares have been exercised under the 1993 Plan. No grants of restricted stock have been made under the 1993 Plan.

     The 1993 Plan is administered by the Compensation Committee of the Board of Directors. The 1993 Plan gives broad powers to the Committee to administer and interpret the 1993 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted. Options may be granted pursuant to the 1993 Plan through July 2003. The 1993 Plan may be terminated earlier by the Board of Directors in its sole discretion.

     In fiscal year 2000, the Company issued 185,000 non-qualified stock options to certain management employees outside of the 1993 Plan. The options have an exercise price of $1.00 which was the market price of the Company's Common Stock on the grant date. The terms and conditions of these options were consistent with the terms and conditions of non-qualified options issued under the 1993 Plan except 135,000 of these non-qualified options granted to Mr. Glisson vested on grant date and will remain exercisable for the 10-year option term even if Mr. Glisson's employment with the Company is terminated during such term.

EMPLOYMENT CONTRACTS

     The Company entered into an employment agreement with Mr. John F. Acres effective July 1, 1996, and amended on July 20, 1998 and again effective July 1, 1999 (the "Acres Employment Agreement"). The initial term of the Acres Employment Agreement runs through June 30, 2001, subject to prior termination. The

Company or Mr. Acres may terminate the Acres Employment Agreement at any time. Upon the appointment of Mr. Glisson as President and Chief Executive Officer in fiscal 1999, Mr. Acres remained as Chairman of the Board and agreed to reduce his Base Salary for the fiscal year ended June 30, 2000, to $50,000. In April 2000, Mr. Acres resigned as Chairman of the Board. He receives consulting fees commensurate with the level of services Mr. Acres provides to the Company. Consulting fees payable to Mr. Acres for fiscal year ending June 30, 2001 are estimated to be less than $100,000.

     The Acres Employment Agreement provides that upon termination, provided the Company makes certain termination payments to Mr. Acres, Mr. Acres will not, directly or indirectly, be connected in any manner with any business that competes with the Company or solicit or entice or divert any customer or supplier from the Company. The Company has elected to make such termination payments and, if it continues to do so, such payments will amount to $225,000 in fiscal year ending June 30, 2001.

     The Company has entered into an employment arrangement with Floyd W. Glisson pursuant to which Mr. Glisson received a base salary of $30,000 for the fiscal year ended June 30, 1999, was awarded options to purchase 300,000 shares of the Company's common stock that vest over a five-year period, and will receive severance payments equal to six months' base salary upon an involuntary termination of his employment with the Company. For the fiscal year ended June 30, 2000, Mr. Glisson's base salary was $300,000, plus a $50,000 bonus paid ratably over the year. Currently Mr. Glisson's base salary is $350,000, plus a bonus of up to $250,000 depending on the Company's performance as measured against targets set by the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE INSIDER PARTICIPATION

     The Company has a standing Audit Committee and a Compensation Committee but no Nominating Committee.

     Audit Committee. In fiscal 2000, the Audit Committee initially consisted of Donald J. Massaro, Chairman and Richard A. Carone. On March 10, 2000, Mr. Massaro resigned from the Board of Directors and the Audit Committee. On March 24, 2000, Robert W. Brown was elected to the Audit Committee and became its Chairman. Mr. Brown is not an independent director as required by Nasdaq rules because he was Executive Vice President, Chief Financial Officer and Treasurer of the Company from July 1993 to July 1999. The Board of Directors has determined that Mr. Brown's membership on the Audit Committee is in the best interests of the Company and its stockholders because of Mr. Brown's financial expertise and industry experience as the Company's previous Chief Financial Officer.

     The Audit Committee reviews and makes recommendations to the Board regarding services provided by the independent accountants, reviews with the independent accountants the scope and results of their annual examination of the Company's consolidated financial statements and any recommendations they may have, and makes recommendations to the Board with respect to the engagement or discharge of the independent accountants. The Audit Committee also reviews the Company's procedures with respect to maintaining books and records, the adequacy and implementation of internal auditing, accounting and financial controls, and the Company's policies concerning financial reporting and business practices. The Audit Committee: reviewed and discussed the audited financial statements with management; discussed with the independent auditors the matters required to be discussed under SAS 61; reviewed the written disclosures and the letter from the independent accountants required by Independence Accounting Standards No. 1 and discussed with the independent accountants, the independent accountants independence; and, based on such review and discussions, recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2000. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to the Proxy Statement as Appendix 1.

                                          Audit Committee Chairman
                                          Robert W. Brown

                                          Richard A. Carone

     Compensation Committee. In fiscal 2000, the Compensation Committee initially consisted of Richard A. Carone, Chairman, and Donald J. Massaro. On March 10, 2000, Mr. Massaro resigned from the Board of Directors and the Compensation Committee. Ms. Jo Ann Acres was elected to the Compensation Committee on April 24, 2000. In July 2000, Mr. Brown replaced Ms. Acres on the Compensation Committee when she resigned from the Board of Directors and the Compensation Committee. Ms. Acres is the spouse of John Acres, the former Chairman of the Board of Directors. Mr. Brown is the former Executive Vice President and Chief Financial Officer of the Company. The Compensation Committee makes recommendations to the Board regarding officers' compensation, management incentive compensation arrangements and administers the Company's Stock Option and Incentive Plan.

REPORT ON EXECUTIVE COMPENSATION

     The underlying objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results. There are three components to the Company's executive compensation: base salary, long-term incentives in the form of stock options, and incentive (bonus) payments.

     Base Salary. Base salary for each executive officer, other than those for Mr. Glisson, was subjectively determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, and current salary in relation to salary levels for comparable positions in the industry, based on the Company's general awareness of such salary levels. Mr. Glisson's compensation for the fiscal year ended June 30, 2000, is based on his employment arrangement effective July 1, 1999, as amended.

     Long-Term Incentives. Stock options have been granted to the Chairman and other executive officers to encourage management of the Company from the perspective of an owner with an equity interest in the Company. Vesting is used to encourage key employees to continue in the employ of the Company.

     Annual Incentives. Certain members of management may participate in an annual incentive plan, the goals of which are determined annually by the Company's Board of Directors. No payments under the annual incentive plan were made in the fiscal year ended June 30, 2000.

     Chief Executive Officer. Mr. Glisson's compensation is based on his employment arrangement with the Company and has bonus provisions related to the Company's performance. Mr. Glisson's compensation as set forth in his employment arrangement is derived from the value of his industry expertise and the compensation of comparable industry executives.

                                          Compensation Committee Chairman
                                          Richard A. Carone

                                          Robert W. Brown

PERFORMANCE GRAPH

     The following graph compares total cumulative return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq US Stock Market and a peer group index created by the Company for the five year period ended June 30, 2000. The Company uses a peer group (the "Peer Group") which consists of the following companies: Shuffle Master, Alliance Gaming Corporation, Casino Data Systems, International Game Technology, Mikohn Gaming Corporation, WMS Industries, Anchor Gaming and Innovative Gaming Corp. of America.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 6/30/95)

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS   6/30/95   6/30/96   6/30/97   6/30/98   6/30/99   6/30/00
---------------------------------------------------------------------------------
 ACRES GAMING
  INCORPORATED          $100.00   $120.97   $112.91   $64.52    $25.81    $ 22.58
 PEER GROUP             $100.00   $192.30   $228.83   $319.46   $218.36   $286.72
 NASDAQ COMPOSITE       $100.00   $127.57   $155.73   $205.46   $292.32   $432.51
---------------------------------------------------------------------------------

     Assumes $100 invested in the Company's Common Stock, the Nasdaq Stock Market and the Peer Group, with all dividends reinvested. Stock price shown above for the Common Stock is historical and not necessarily indicative of future price performance.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers, directors and persons who own more than 10 percent of the Common Stock of the Company file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Form 3 and reports of changes of beneficial ownership of Common Stock and other equity securities of the Company on Form 4 and Form 5. Officers, directors and holders of more than 10 percent of the Company's Common Stock are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representation that no other reports are required, during the 2000 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock by each director of the Company, by each Named Executive Officer, by all directors and executive officers of the Company as a group, and by each stockholder who is known by the Company to own more than 5 percent of the Company's Common Stock as of November 30, 2000.

                                                        NUMBER OF SHARES         PERCENT OF
                  BENEFICIAL OWNER                    BENEFICIALLY OWNED(1)    OUTSTANDING(2)
                  ----------------                    ---------------------    --------------
Floyd W. Glisson....................................          424,500(3)             4.6%
Ronald G. Bennett...................................            1,875(4)               *
Robert W. Brown.....................................          153,750(5)             1.7%
Richard A. Carone...................................           25,625(6)               *
Roger B. Hammock....................................           10,700(7)               *
David R. Willensky..................................           22,775(8)               *
Richard J. Schneider................................           50,000(9)               *
Reed M. Alewel......................................           51,109(10)              *
All directors and executive officers
  as a group (8 persons)............................          740,334(11)            7.7%
John F. and Jo Ann Acres............................        1,965,154(12)           22.0%
IGT.................................................        2,236,745(13)           20.0%

---------------
  *  Less than 1%.

 (1) "Beneficial Ownership" is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire such security through the exercise of any option or warrant or through the conversion of a security. Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

 (2) Based on 8,946,981 shares outstanding at November 30, 2000. Any securities not outstanding that are subject to options or warrants held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

 (3) Includes 81,000 shares owned jointly with Mr. Glisson's wife as trustees of the Glisson Family Trust, with respect to which Mr. Glisson has shared voting and shared dispositive powers and 343,500 shares subject to options exercisable within 60 days of November 30, 2000.

 (4) Includes 1,875 shares subject to options exercisable within 60 days of November 30, 2000.

 (5) Includes 2,000 shares Mr. Brown holds as trustee for the benefit of his minor children, with respect to which he has sole voting and dispositive powers. Includes 151,750 shares subject to options exercisable within 60 days of November 30, 2000.

 (6) Includes 10,625 shares subject to options exercisable within 60 days of November 30, 2000.

 (7) Includes 4,000 shares owned jointly with Mr. Hammock's wife with respect to which Mr. Hammock has shared voting and shared dispositive powers and 1,200 shares held as trustee for the benefit of his minor children.

 (8) Includes 300 shares held by Mr. Willensky's wife with respect to which he has no voting or dispositive powers and 1,875 shares subject to options exercisable within 60 days of November 30, 2000.

 (9) Includes 50,000 shares subject to options exercisable within 60 days of November 30, 2000.

(10) Includes 2,000 shares owned jointly with Mr. Alewel's wife and 339 shares held as trustee for the benefit of his minor children, with respect to which Mr. Alewel has shared voting and shared dispositive powers. Also includes 620 shares held by Mr. Alewel's wife with respect to which he has no voting or dispositive powers. Includes 46,600 shares subject to options exercisable within 60 days of November 30, 2000.

(11) Includes 606,225 shares subject to options exercisable within 60 days of November 30, 2000.

(12) Includes 1,760,866 shares held by the John and Jo Ann Acres 1989 Living Trust, a revocable trust established by Mr. Acres and Mrs. Acres, with respect to which Mr. Acres and Mrs. Acres have shared voting and shared dispositive powers. Also includes 204,288 shares beneficially owned by their children who reside in their household, with respect to which Mr. Acres and Mrs. Acres have no voting or dispositive powers.

(13) Shares issuable on conversion of Series A Convertible Preferred Stock owned by IGT based on the conversion price in effect on November 30, 2000 subject to ownership limitations contained in the Stock Purchase Agreement between IGT and the Company pursuant to which IGT purchased 519,481 shares of Series A Stock. The Stock Purchase Agreement restricts IGT's ownership of the Company's Common Stock. Without the consent of the Company, IGT may not own more than 20% of the outstanding Common Stock, including, for purposes of the calculation, the shares of Common Stock into which the Series A Stock owned by IGT is convertible. The Company believes that this provision operates to limit IGT's right to convert shares of Series A Stock as well as limiting IGT's rights to purchase additional shares of Common Stock. IGT has asserted that the agreement does not limit the number of shares into which the Series A Stock may be converted. If there were no limit on IGT's right to convert shares of Series A Stock into Common Stock, as of November 30, 2000, the Series A Stock could have been converted into 3,006,615 shares of Common Stock, or 25.2% of the then outstanding Common Stock.

                     PROPOSAL NO. 2 -- RATIFICATION OF THE
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders ratify the appointment of Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for the fiscal year ending June 30, 2001. The firm of Arthur Andersen LLP has served as the Company's public accountants since 1993. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

                           PROPOSALS OF SHAREHOLDERS

     Any stockholder wishing to have a proposal considered for inclusion in the proxy materials for the Company's 2001 Annual Meeting of Stockholders must set forth such proposal in writing and file it with the Secretary of the Company no later than a reasonable time before the Company begins to print and mail its proxy materials for the Company's 2001 Annual Meeting of Stockholders. In addition, if the Company receives notice of a shareholder proposal later than a reasonable time before the Company mails its proxy materials for the Company's 2001 Annual Meeting of Stockholders, the persons named as proxies in the proxy statement and accompanying proxy will have discretionary authority to vote on that shareholder proposal.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

                           INCORPORATION BY REFERENCE

     The Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000, transmitted with the Proxy Statement, are hereby incorporated by reference. No other portions of the Annual Report shall be deemed incorporated herein.

                             FINANCIAL INFORMATION

     THE COMPANY'S 2000 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2000, MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER, ACRES GAMING INCORPORATED, 7115 AMIGO STREET, SUITE 150, LAS VEGAS, NEVADA 89119.

                                 By Order of the Board of Directors

                                 Reed M. Alewel
                                 Senior Vice President, Chief Financial Officer, Secretary and Treasurer

January 15, 2001

                                                                      APPENDIX 1

                           ACRES GAMING INCORPORATED

                            AUDIT COMMITTEE CHARTER
                                 JUNE 14, 2000

I. GENERAL FUNCTIONS, AUTHORITY AND ROLE

     The audit committee is a committee of the board of directors. Its primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process.

     The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

     The company's outside auditor shall be accountable to the board of directors and to the audit committee, and the board of directors and audit committee shall have the authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors.

     The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors.

     While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct.

II. MEMBERSHIP

     The membership of the audit committee shall initially consist of at least two members of the board of directors who shall serve at the pleasure of the board of directors and after July 14, 2001, shall consist of at least three members of the board of directors. The membership of the audit committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. or similar requirements of such other securities exchange or quotation system as may from time to time apply to the company.

     Audit committee members and the committee chair shall be designated by the full board of directors upon the recommendation of the nominating committee.

III. RESPONSIBILITIES

     The responsibilities of the audit committee shall be as follows:

  A. General

     1. Meet at least twice per year, or more frequently as circumstances or the obligations of the audit committee require.

     2. Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

     3. Annually review and reassess the adequacy of this charter and submit it to the board of directors for approval.

     4. Perform such functions as may be assigned by law, the company's certificate of incorporation or bylaws, or the board of directors.

  B. Outside Auditor

     1. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.

     2. Recommend to the board of directors the outside auditor to be nominated, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.

     3. Take reasonable steps to confirm the independence of the outside auditor, which shall include:

          a. Ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1.

          b. Discussing with the outside auditor any disclosed relationships or services that may affect the objectivity and independence of the outside auditor.

          c. As necessary, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

  C. Audit Process and Results

     1. Consider, in consultation with the outside auditor, the audit scope and plan of the internal auditors and the outside auditor.

     2. Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     3. Consider and review with the outside auditor:

          a. The adequacy of the company's internal controls including computerized information system controls and security.

          b. Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

          c. The matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified and supplemented from time to time.

     4. Review and discuss with management and the outside auditor at the completion of the annual examination:

          a. The company's audited financial statements and related footnotes.

          b. The outside auditor's audit of the financial statements and their report thereon.

          c. Any significant changes required in the outside auditor's audit plan.

          d. Any serious difficulties or disputes with management encountered during the course of the audit.

          e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     5. Consider and review with management:

          a. Significant findings during the year and management's responses thereto.

          b. Any difficulties encountered in the course of the outside auditor's audits, including any restrictions on the scope of their work or access to required information.

          c. Any changes required in the planned scope of the audit plan.

     6. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

     7. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

  D. Securities and Exchange Commission Filings

     1. Review filings with the Securities and Exchange Commission and other published documents containing the company's financial statements.

     2. Review with management and the outside auditor: a) the interim financial reports before they are filed with the Securities and Exchange Commission; b) the draft of the quarterly earnings release before they are released to the public; and c) the results of the auditor's interim or annual review before it is filed with the Securities and Exchange Commission.

     3. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

  E. Internal Controls and Legal Matters

     1. Review the company's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

     2. Review legal and regulatory matters that may have a material impact on the financial statements and review related company compliance policies.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 21, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Floyd W. Glisson and Richard J. Schneider, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Acres Gaming Incorporated held of record by the undersigned on December 29, 2000, at the Annual Meeting of Stockholders to be held on February 21, 2001 or at any adjournment thereof.

        1. ELECTION OF DIRECTORS. Election of the following nominees to serve as directors each for a one-year term or until his or her successor is duly elected.


(a)  FLOYD W. GLISSON     [ ] FOR nominee      [ ] WITHHOLD AUTHORITY to vote for nominee

(b)  RONALD G. BENNETT    [ ] FOR nominee      [ ] WITHHOLD AUTHORITY to vote for nominee

(c)  ROBERT W. BROWN      [ ] FOR nominee      [ ] WITHHOLD AUTHORITY to vote for nominee

(d)  ROGER B. HAMMOCK     [ ] FOR nominee      [ ] WITHHOLD AUTHORITY to vote for nominee

(e)  DAVID R. WILLENSKY   [ ] FOR nominee      [ ] WITHHOLD AUTHORITY to vote for nominee

--------------------------------------------------------------------------------

        2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. Ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001.

        [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE IN ITEM 1 AND "FOR" ITEM 2.

                                  Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

                                  Dated:                                  , 2001
                                        ----------------------------------

                                  ----------------------------------------------
                                                   Signature

                                  ----------------------------------------------
                                           Signature if held jointly


        YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.


                                      -1-